EXHIBIT 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF ARKANSAS BEST CORPORATION
(A Delaware corporation)
AS OF APRIL 21, 2009

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SECOND AMENDED AND RESTATED
BYLAWS
OF
ARKANSAS BEST CORPORATION
AS OF APRIL 21, 2009
ARTICLE I — OFFICES
     SECTION 1.1. Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware.
     SECTION 1.2. Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II — MEETINGS OF STOCKHOLDERS
     SECTION 2.1. Places of Meetings. Unless the Board of Directors shall fix another place for the holding of the meeting, meetings of stockholders shall be held at the corporation’s headquarters, 3801 Old Greenwood Road, Fort Smith, Arkansas, or at such other place within or without the State of Delaware as specified by the person or persons calling the meeting.
     SECTION 2.2. Annual Meetings. Annual meetings of the stockholders for the election of directors and for such other business as may be stated in the notice of meeting, shall be held on the second Wednesday in May at 10:00 a.m., unless the Board of Directors shall fix a different date or time. At each annual meeting, the stockholders entitled to vote shall elect directors and may transact such other corporate business as may be properly brought before the meeting. No business may be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in Section 2.13.
     SECTION 2.3. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by (i) the Chairman of the Board, (ii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or (iii) the President. Only business within the proper purpose or purposes described in the notice required by these bylaws may be conducted at a special meeting of the stockholders.
     SECTION 2.4. Notice of Meetings. Written notice, stating the place, date, and time of each meeting of the stockholders, and the general nature of the business to be considered, shall be delivered to each stockholder not less than ten nor more than sixty days before the date of the meeting. If such notice is to be sent by mail, it shall be directed to each stockholder at his address as it appears on the records of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
     SECTION 2.5. Quorum. At any meeting of stockholders, the holders of a majority of all the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.
     If stockholders necessary for a quorum shall fail to be present at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.
     SECTION 2.6. Adjournments. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders or any adjournment thereof, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
     SECTION 2.7. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
     SECTION 2.8. Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     SECTION 2.9. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date of execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

          (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:
               (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee, or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
               (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
          (c) Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     SECTION 2.10. List of Stockholders. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the corporation who has charge of the corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present.
     SECTION 2.11. Conduct of Meeting. The Chairman of the Board of Directors, if such office has been filled, and, if not, or if the Chairman of the Board of Directors is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.
     SECTION 2.12. Inspectors. (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
          (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting, the existence of a quorum and the validity and effect of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and (vi) do such acts as are proper to conduct the election or vote. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
          (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.
          (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 2.9(b)(ii), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees, or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 2.12(b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector’s belief that such information is accurate and reliable.
     SECTION 2.13. Business to be Brought Before Annual or Special Meetings. All matters, including, without limitation, nominations of directors, to be considered and brought before any annual or special meeting of stockholders, whether or not such matter is to be, or has been, included in the corporation’s proxy statement prepared pursuant to the federal securities laws, including the proxy rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be properly brought before any such meeting only if in compliance with the procedures set forth in this Section 2.13.
          (a) Annual Meetings of Stockholders.
               (i) At an annual meeting of the stockholders, only such business shall be conducted, or nominations of persons for election to the Board made, as shall have been properly brought before the meeting (x) pursuant to the corporation’s notice of meeting, (y) by or at the direction of a majority of the members of the Board of Directors, or (z) by any stockholder who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 2.13 as to such business or nomination; the foregoing clause (z) shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of stockholders.
               (ii) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (z) of Section 2.13(a)(i), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the corporation’s principal executive offices and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
     To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.13(a)(i) or pursuant to Section 2.13(b)) to the Secretary must:
(A)	set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, and the business address and telephone number of such stockholder and of the beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B)	if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C)	set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws as if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)	with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.13(d).
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
               (iii) Notwithstanding anything in the second sentence of Section 2.13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the corporation’s principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors, including on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who (a) is a stockholder of record at the time of giving of notice provided for in this bylaw and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in

Section 2.13 as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.13(a)(ii) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.13(d)) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 100th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          (c) General.
               (i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be nominees and serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.13. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.13 and, if any proposed nomination or business is not in compliance with Section 2.13, to declare that such defective proposal or nomination shall be disregarded.
               (ii) For purposes of Section 2.13, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
               (iii) Notwithstanding the foregoing provisions of Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to clause (z) of Section 2.13(a)(i) or Section 2.13(b). Nothing in Section 2.13 shall eliminate or limit any obligations of any stockholder pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the corporation’s proxy statement.
          (d) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.13) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
     SECTION 2.14. Certain Rules of Procedure Relating to Stockholder Meetings. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:
          (a) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.
          (b) The chairman of the meeting shall preside over and conduct the meeting and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.
     SECTION 2.15. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with

Section 220 of the Delaware General Corporation Law. In addition, any stockholder making such a request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the corporation. Each stockholder desiring a photostatic or other duplicate copies of any of such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 2.15 may be permitted in the discretion of the President of the corporation or by vote of the Board of Directors.
ARTICLE III — BOARD OF DIRECTORS
     SECTION 3.1. General Powers. The business and affairs of the corporation shall be managed by the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may exercise all the powers of the corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.
     SECTION 3.2. Number.
          (a) At the 2010 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the corporation); at the 2011 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the corporation); and at the 2012 annual meeting of stockholders of the corporation, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.
          (b) The number of directors shall be fixed from time to time by resolution of the Board of Directors. In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next annual meeting of stockholders at which directors are elected. No decrease in the number of directors shall shorten the term of any incumbent director.
     SECTION 3.3. Resignation. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     SECTION 3.4. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, retirement, disqualification or other cause, the remaining directors, by vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term, and until the election of his successor.
     SECTION 3.5. Nominations for Directors. Nominations for election to the Board of Directors of the corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder who complies with the provisions of Section 2.13.
     SECTION 3.6. Place of Meetings. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.
     SECTION 3.7. Annual Meetings of Board. The annual meeting of the Board of Directors shall be held following the annual meeting of the stockholders and shall be a meeting of the directors elected at such meeting of stockholders plus all continuing directors. No notice shall be required.
     SECTION 3.8. Regular Meetings of Board. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.
     SECTION 3.9. Special Meetings of the Board. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President, or a majority of the Board of Directors. At least 24 hours written or oral notice of each special meeting shall be given to each director. Notice of any such meeting need not be given to any party entitled to notice who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Such notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called.
     SECTION 3.10. Telephone Meetings. Directors may attend any meeting of the Board of Directors or any committee thereof by conference telephone, radio, television, or similar means of communication by which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.
     SECTION 3.11. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there is less than a quorum present, the majority of those present or any director solely present may adjourn the meeting from time to time without further notice until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, all actions of the Board of Directors shall be decided by vote of a majority of the directors present at a meeting at which a quorum is in attendance.

     SECTION 3.12. Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board of Directors is absent or otherwise unable to act, the President, if he is a director, shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the corporation.
     SECTION 3.13. Presumption of Assent. A director of the corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.
     SECTION 3.14. Compensation. Directors, who are not officers of the corporation, shall receive such compensation as shall be fixed by resolution of the Board of Directors for their services as directors and as members of committees. Officers of the corporation shall not receive any compensation for serving on the Board of Directors or any of its committees. All directors are entitled to reimbursement for fees and expenses incurred for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
     SECTION 3.15. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a vote of the Board of Directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.
ARTICLE IV — COMMITTEES
     SECTION 4.1. Designation; Powers. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees. Each committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution and as permitted by applicable law.

     SECTION 4.2. Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.
     SECTION 4.3. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
     SECTION 4.4. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee members is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     SECTION 4.5. Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof.
     SECTION 4.6. Special Meetings. Special meetings of any committee may be held whenever called by the chairman of such committee who shall cause notice of such special meeting, including therein the day, time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting.
     SECTION 4.7. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.
     SECTION 4.8. Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board. The minutes of the proceedings of each committee shall be delivered to the Secretary of the corporation for placement in the minute books of the corporation.
     SECTION 4.9. Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
ARTICLE V — OFFICERS

     SECTION 5.1. Officers. The officers of the corporation shall consist of at least a President and a Secretary, and shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Senior Vice President, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, until he shall resign or shall have been removed in the manner hereinafter provided, and, in the case of the Chairman of the Board, until he shall cease to be a director. Except for the Chairman of the Board, none of the officers of the corporation need be directors. The officers shall be elected at such times as the Board of Directors shall determine. More than two offices may be held by the same person.
     SECTION 5.2. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the corporation; provided, however, that written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 5.3. Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.
     SECTION 5.4. Authority. Officers shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
     SECTION 5.5. Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to a committee of the Board, the Chairman of the Board or the President the power to determine the compensation of any officer or agent (other than the officer to whom such power is delegated).
     SECTION 5.6. Chairman. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors. The Chairman shall also preside at all meetings of the stockholders and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 5.7. President. The President shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board of Directors.

     In the event another executive officer has been designated Chief Executive Officer of the corporation by the Board of Directors, then (i) such other executive officer shall have all of the powers granted by these Bylaws to the President and such other responsibilities, duties and powers as may from time to time be designated by the Board of Directors; and (ii) the President shall, subject to the powers of supervision and control thereby conferred upon the Chief Executive Officer, be the chief operating officer of the corporation and shall have all necessary powers to discharge such responsibility including general supervision of the affairs of the corporation and general and active control of all of its business.
     The President or, if applicable, the Chief Executive Officer, shall perform all the duties and have all the powers of the Chairman of the Board in the absence, inability to act or refusal to act, of the Chairman of the Board. As between the corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable or refuses to act.
     SECTION 5.8. Chief Financial Officer. The Chief Financial Officer shall, subject to the power of the Chief Executive Officer and President, have general and active control of all of the financial matters of the corporation and shall have all necessary powers to discharge such responsibility, and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President, or the Chairman may prescribe.
     He shall be authorized to execute bonds, mortgages, and other contracts on behalf of the corporation, except where required or permitted by law or these Bylaws to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     SECTION 5.9. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the Board of Directors, or in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence, inability to act or refusal to act. As between the corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability or refusal to act of the President at the time such action was taken.
     SECTION 5.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President, taking proper vouchers for such disbursements.
     SECTION 5.11. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer and President, or by the directors upon whose requisition the meeting is called as provided in these Bylaws. He shall record, or cause to be recorded, all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary.
     SECTION 5.12. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act, but such delegation shall not relieve the Treasurer from his responsibilities and liabilities of office. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.
ARTICLE VI — SHARES AND STOCKHOLDERS
     SECTION 6.1. Certificates Representing Shares. The shares of stock of the corporation may be issued in book-entry form or evidenced by certificates. However, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman of the Board, President or a Vice President and the Treasurer, Secretary, Assistant Treasurer or Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Any and all signatures on a certificate for shares of stock of the corporation may be facsimiles, engraved or printed and may be sealed with the seal of the corporation (which seal may be a facsimile, engraved or printed). If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Certificates for shares of stock of the corporation shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder’s name and the number of shares. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate which the corporation shall issue to represent such class or series of stock provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights.
     SECTION 6.2. Transfer of Shares. Subject to valid transfer restrictions, by agreement or otherwise, and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules, or regulations, or for any other lawful purpose, shares of stock of the corporation shall be transferable only on the books of the corporation by the holders in person or by their duly authorized attorneys or legal representatives on surrender of the certificates therefore properly endorsed and by registered owners of uncertificated shares. Subject to the restrictions and provisions of the immediately preceding sentence, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of all taxes as may be imposed by law, the corporation or its transfer agent shall issue a new certificate (or provide for book-entry form for such shares) to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     SECTION 6.3. Fixing Record Date.
          (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     SECTION 6.4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
     SECTION 6.5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond with a surety or sureties satisfactory to the corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
     SECTION 6.6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws, concerning the issuance, transfer and registration of certificated or uncertificated shares of stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
ARTICLE VII — MISCELLANEOUS PROVISIONS
     SECTION 7.1. Method of Notice. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
     SECTION 7.2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member of the corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 7.3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem advisable. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.
     SECTION 7.4. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation, and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     SECTION 7.5. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
     SECTION 7.6. Securities of Other Corporations. With the prior approval of a majority of the corporation’s Board of Directors, the Chairman of the Board, the President, or any Vice President, the corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.
     SECTION 7.7. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
     SECTION 7.8. Mortgages, etc. With respect to any deed, deed of trust, mortgage or other instrument executed by the corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.
     SECTION 7.9. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
     SECTION 7.10. References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
ARTICLE VIII — INDEMNIFICATION
     SECTION 8.1. Indemnification.
          (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a present or former director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          (g) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.
          (h) For purposes of this Article VIII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
          (i) For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.
          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified,

continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (k) A director’s or officer’s right to indemnification and advancement of expenses vests at the time such person becomes a director or officer of the corporation or begins serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
          (l) Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer prior to any such repeal or amendment of this Article VIII.
ARTICLE IX — AMENDMENTS
     These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting of the stockholders if notice thereof is contained in the notice of such special meeting, by the affirmative vote of 75% of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice thereof is contained in the notice of such special meeting.

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